UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2006

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 26, 2006, Westlake Chemical Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company, TTWF LP, a Delaware limited partnership (the “Selling Stockholder”), and J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Banc of America Securities LLC, Lehman Brothers Inc. and UBS Securities LLC (collectively, the “Underwriters”) relating to the sale by the Selling Stockholder of an aggregate of up to 6,325,000 shares of the Company’s common stock. The sale was registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3, as amended (Registration No. 333-124581), and was made pursuant to a prospectus dated December 19, 2005, as supplemented by a prospectus supplement dated April 26, 2006.

The Underwriters and their predecessors and affiliates have from time to time provided, and expect to continue to provide, investment banking, commercial banking and advisory services to the Company for customary fees. In addition, an affiliate of Banc of America Securities LLC is an administrative agent and a lender, and an affiliate of each of Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC is a lender, under the Company’s senior secured revolving credit facility. An affiliate of J.P. Morgan Securities Inc. is the trustee under the indenture governing the Company’s 6 5/8% Senior Notes due 2016.

A copy of the Underwriting Agreement has been filed as Exhibit 1.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement dated April 26, 2006 among the Company, the Selling Stockholder, and J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Banc of America Securities LLC, Lehman Brothers Inc. and UBS Securities LLC.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

Date: May 2, 2006